Exhibit 99.2
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(All figures in thousands)
Town Sports International Holdings, Inc. (the “Company” or “TSI”) acquired Total Woman Gym and Spas (“Total Woman”) for total cash consideration of approximately $7,264 on April 13, 2018 (the “Acquisition”).
The unaudited pro forma condensed combined balance sheet as of December 31, 2017, gives effect to the Acquisition, as if the Acquisition had been completed on December 31, 2017 and combines the audited consolidated balance sheet of TSI as of December 31, 2017 with Total Woman’s audited consolidated balance sheet as of December 31, 2017. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2017 gives effect to the Acquisition as if it had occurred on January 1, 2017 and combines the audited consolidated statement of operations of TSI for the year ended December 31, 2017 with Total Woman’s audited consolidated statement of operations for the year ended December 31, 2017.
The Acquisition will be accounted for as a business combination using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”) pursuant to which the total purchase price of the Acquisition will be allocated to the net assets acquired based upon their estimated fair values as of the date of the completion of the Acquisition. The process of valuing the tangible and intangible assets and liabilities of Total Woman, as well as evaluating accounting policies for conformity, is preliminary and based upon currently available information, estimates and assumptions that management believes are reasonable. These preliminary estimates may be revised and there can be no assurance that such revisions will not result in material changes. Refer to Note 1 of the “Notes to Unaudited Pro Forma Condensed Combined Financial Information” for more information on the basis of presentation.
The unaudited pro forma condensed combined financial information is for informational purposes only and does not purport to represent or be indicative of what the financial condition or results of operations would have been had the Acquisition occurred on such dates, nor is it indicative of future results or financial position of the combined company.
The pro forma adjustments give pro forma effect to events that are (1) directly attributable to the Acquisition, (2) factually supportable and (3) with respect to the unaudited pro forma condensed combined statement of operations, expected to have a continuing impact on the combined company’s results. The unaudited pro forma condensed combined statement of operations exclude certain non-recurring charges that have been or will be incurred in connection with the Acquisition, including acquisition related costs.
The assumptions and estimates underlying the adjustments to the unaudited pro forma condensed combined financial statements are described in the accompanying notes, which should be read together with the pro forma condensed combined financial statements.
The unaudited pro forma condensed combined financial statements should be read together with the Company’s historical financial statements, which are included in the Company’s latest annual report on Form 10-K and Total Woman’s historical information included herein.

TOWN SPORTS INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of December 31, 2017
(All figures in thousands)

	Historical		Note 2	Note 4		Pro forma
		Total		Pro forma and		Condensed
	TSI	Woman	Reclassifications	Other Adjustments		Combined
ASSETS
Current assets:
Cash and cash equivalents	$30,321	$471	$—	$(7,735)	(a)	$23,057
Accounts receivable, net	2,216	—	—	—		2,216
Inventory	—	41	—	—		41
Prepaid corporate income taxes	13,563	—	—	—		13,563
Prepaid rent expense	9,153	—	—	—		9,153
Prepaid expenses and other current assets	12,894	342	—	(342)	(b)	12,894
Total current assets	68,147	854	—	(8,077)		60,924
Fixed assets, net	151,498	6,656	—	1,408	(c)	159,562
Goodwill	6,217	—	—	1,236	(d)	7,453
Intangible assets, net	5,134	—	—	2,025	(e)	7,159
Deferred membership costs	959	—	—	—		959
Other assets	4,716	314	—	(92)	(f)	4,938
Total assets	$236,671	$7,824	$—	$(3,500)		$240,995

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current portion of long-term debt	$2,082	$—	$—	$—		$2,082
Accounts payable	2,247	614	—	(614)	(g)	2,247
Accrued expenses	24,669	3,959	(2,764)	(1,092)	(g)	24,772
Accrued interest	118	—	—	—		118
Capital lease liabilities	160	120	—	(120)	(g)	160
Deferred revenue	33,473	3,506	—	715	(h)	37,694
Due to stockholder	—	3,576	—	(3,576)	(g)	—
Total current liabilities	62,749	11,775	(2,764)	(4,687)		67,073
Long-term debt	193,947	—	—	—		193,947
Deferred lease liabilities	47,356	—	2,764	(2,764)	(g)	47,356
Deferred tax liabilities	93	—	—	—		93
Deferred revenue	351	781	—	(781)	(h)	351
Due to related entity	—	1,000	—	(1,000)	(g)	—
Note payable to stockholder	—	12,075	—	(12,075)	(g)	—
Note payable to stockholder-assumed debt	—	15,161	—	(15,161)	(g)	—
Capital lease liabilities	—	99	—	(99)	(g)	—
Other liabilities	10,132	—	—	—		10,132
Total liabilities	314,628	40,891	—	(36,567)		318,952
Stockholders’ deficit:
Common stock	25	17,031	—	(17,031)	(i)	25
Additional paid-in capital	(4,290)	294	—	(294)	(i)	(4,290)
Accumulated other comprehensive income	1,201	—	—	—		1,201
Accumulated deficit	(74,893)	(50,392)	—	50,392	(i)	(74,893)
Total stockholders’ deficit	(77,957)	(33,067)	—	33,067		(77,957)
Total liabilities and stockholders’ deficit	$236,671	$7,824	$—	$(3,500)		$240,995
See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information

TOWN SPORTS INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
Year Ended December 31, 2017
(All figures in thousands except share and per share data)

				Note 4
				Pro forma		Pro forma
	Historical		Note 2	and Other		Condensed
	TSI	Total Woman	Reclassifications	Adjustments		Combined
Revenues:
Club operations	$397,166	$26,403	$—	$—		$423,569
Fees and other	5,876	1,460	—	—		7,336
	403,042	27,863	—	—		430,905
Operating Expenses:
Payroll and related	145,612	—	16,146	—		161,758
Club operating	180,467	15,962	(6,772)	—		189,657
Costs of products and services	—	7,093	(7,093)	—		—
General and administrative	22,680	3,042	(1,741)	—		23,981
Selling and marketing	—	540	(540)	—		—
Depreciation and amortization	40,849	1,959	1,028	(728)	(c)(e)	43,108
Impairment of fixed assets	6,497	—	—	—		6,497
	396,105	28,596	1,028	(728)		425,001
Operating income (loss)	6,937	(733)	(1,028)	728		5,904
Interest expense	12,665	1,823	—	(1,823)	(j)	12,665
Interest income	(78)	—	—	—		(78)
Equity in earnings of investee	(333)	—	—	—		(333)
Loss on disposal of assets	—	1,028	(1,028)	—		—
Other	—	(79)	—	—		(79)
(Loss) income before (benefit) provision for corporate income taxes	(5,317)	(3,505)	—	2,551		(6,271)
(Benefit) provision for corporate income taxes	(9,686)	9	—	1,046	(k)	(8,631)
Net income (loss)	$4,369	$(3,514)	$—	$1,505		$2,360
Earnings (loss) per share:
Basic	$0.16					$0.09
Diluted	$0.16					$0.09
Weighted average number of shares used in calculating earnings (loss) per share:
Basic	26,703,577					26,703,577
Diluted	27,422,833					27,422,833

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information

TOWN SPORTS INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(All figures in thousands)

Note 1 - Basis of presentation
The unaudited pro forma condensed combined financial information and related notes were prepared in accordance with GAAP in the United States and pursuant to the Securities and Exchange Commission’s Article 11 of Regulation S-X. The unaudited pro forma condensed combined financial statements are based on TSI’s and Total Woman’s historical consolidated financial statements to give effect to the Acquisition. The unaudited pro forma condensed combined balance sheet as of December 31, 2017 gives effect to the Acquisition as if it had occurred on December 31, 2017. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2017 give effect to the Acquisition as if it had occurred on January 1, 2017.
The business combination was accounted for under the acquisition method of accounting in accordance with ASC 805. As the acquirer for accounting purposes, the Company has estimated the fair value of Total Woman’s assets acquired and liabilities assumed.
The pro forma condensed combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the Acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.
The condensed combined pro forma financial information does not reflect the realization of any expected cost savings or other synergies from the Acquisition as a result of restructuring activities and other planned cost savings initiatives following the completion of the business combination.

Note 2 - Accounting policies and reclassifications
The accounting policies used in the preparation of this unaudited pro forma condensed combined financial information are those set out in TSI’s financial statements as of and for the year ended December 31, 2017. The Company performed certain procedures for the purpose of identifying any material differences in significant accounting policies between TSI and Total Woman, and any accounting adjustments that would be required in connection with adopting uniform policies. Procedures performed by the Company involved a review of Total Woman’s audited financial statements and footnotes to those financial statements, including those disclosed for the year ended December 31, 2017 and discussion with Total Woman’s management and public audit firm. TSI management does not believe there are any differences in the accounting policies of TSI and Total Woman that would result in material adjustments to TSI’s consolidated financial statements as a result of conforming Total Woman’s accounting policies to those of TSI.
Additionally, the historical financial statements of Total Woman have been adjusted by condensing certain line items and by reclassifying certain line items in order to conform to TSI’s consolidated financial statement presentation; these reclassifications are reflected in the column “Reclassifications.”
The reclassification adjustments relate to the following: (1) reclassification of deferred lease liabilities from Accrued expenses to Deferred lease liabilities; (2) reclassification to Payroll and related expenses from Club operating expenses, Costs of products and services, and General and administrative expenses; (3) reclassification of Loss on disposal of assets to Depreciation and amortization; (4) reclassification of Costs of products and services and Selling and marketing expenses to Club operating expenses.

Note 3 - Preliminary purchase price allocation
On April 13, 2018, TSI acquired Total Woman for total consideration of approximately $7,264. The unaudited pro forma condensed combined financial information includes various assumptions, including those related to the preliminary purchase price allocation of the assets acquired and liabilities assumed of Total Woman based on management’s best estimates of fair value. The final purchase price allocation may vary based on final appraisals, valuations and analyses of the fair value of the acquired assets and assumed liabilities. Accordingly, the pro forma adjustments are preliminary and have been made solely for illustrative purposes. The following table shows the preliminary allocation of the purchase price for Total Woman to the acquired identifiable assets, liabilities assumed and pro forma goodwill:

Allocation of purchase price
Property, plant and equipment	$8,064
Trade name	1,585
Favorable lease	440
Goodwill	1,236
Security deposits	222
Sales tax liability assumed	(103)
Inventory	41
Deferred revenue	(4,221)
Total consideration	$7,264

Note 4 - Pro forma adjustments
The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:
(a) Cash and cash equivalents - Represents the preliminary net adjustment to cash in connection with the Acquisition including the purchase price of $7,264 related to the Acquisition and the elimination of $471 not acquired by TSI.
(b) Prepaid expenses and other - Reflects the elimination of amounts not acquired by TSI of $342.
(c) Fixed assets, net - Reflects the preliminary net adjustment of $1,408 to increase the basis in the acquired property, plant and equipment to estimated fair value of $8,064. The estimated useful lives are five years for all exercise equipment, office equipment, furniture and fixtures and computer hardware and range from one to 11 years (remaining lives of leases) for Leasehold improvements. The fair value and useful life calculations are preliminary and subject to change after the Company finalizes its review of the specific types, nature, age, condition and location of Total Woman’s property, plant and equipment. The following table summarizes the changes in the estimated depreciation expense (in thousands):

Year ended
December 31, 2017
Estimated depreciation expense	$1,037
Historical depreciation expense	1,959
Pro forma adjustments to depreciation expense	$(922)
Refer to Note 4(e) below for the amortization expense related to intangible assets.
(d) Goodwill - Goodwill represents the excess of consideration transferred over the preliminary fair value of the assets acquired and liabilities assumed as described in Note 3. The goodwill will not be amortized, but instead will be tested for impairment at least annually and whenever events or circumstances have occurred that may indicate a possible impairment exists. In the event the Company determines that the value of goodwill has become impaired, it will incur an accounting charge for the amount of impairment during the period in which the determination is made. The goodwill is attributable to the expected synergies of the combined business operations, new growth opportunities and the acquired assembled and trained workforce of Total Woman and is deductible for tax purposes in its entirety.
(e) Intangible assets - Adjustment reflects the preliminary fair market value related to the identifiable intangible assets acquired and the related amortization. As part of the preliminary valuation analysis, the Company identified intangible assets, including the Total Woman Gym and Spa trade name and one favorable lease. The fair value of identifiable intangible assets is determined primarily using the “income approach,” which requires estimates of the expected future cash flows and deemed royalty rates, as well as estimates of useful lives of long-lived assets.

The following table summarizes the estimated fair values of Total Woman’s identifiable intangible assets and their estimated useful lives and uses the straight-line method of amortization:

	Estimated	Estimated Useful	Annual 2017
	Fair Value	Life in Years	Amortization Expense
Trade name	$1,585	11.3	$140
Favorable lease	440	8.2	54
	$2,025		194
Historical amortization expense			—
Pro forma adjustments			$194
These preliminary estimates of fair value and estimated useful lives may differ from final amounts the Company will calculate after completing a detailed valuation analysis, and the difference could have a material impact on the accompanying unaudited pro forma condensed combined financial statements.
(f) Other assets - Reflects the preliminary net adjustment based on the purchase price allocation including security deposits as of the acquisition date as shown in Note 3, as well as the elimination of amounts not acquired by TSI of $92.
(g) Certain current and long-term liabilities - Reflects the preliminary adjustment for current and long-term liabilities of Total Woman not assumed by the Company, as well as the sales tax liability assumed as shown in Note 3.
(h) Deferred revenue - Represents the estimated adjustment to decrease the assumed deferred revenue obligations to a fair value of approximately $4,221, a $66 decrease from the carrying value. The calculation of fair value is preliminary and subject to change. The fair value was determined based on the estimated costs to fulfill the remaining membership contracts and spa services. After the Acquisition, this adjustment will have a continuing impact and will reduce revenue related to the assumed performance obligations as the services are provided over the next 12 months.
(i) Stockholder’s deficit - Adjustment reflects the elimination of Total Woman common stock and additional paid-in-capital which were not acquired by TSI. Transaction costs related to this acquisition were not material.
(j) Interest expense - Adjustment reflects the elimination of Total Woman’s interest expense as TSI did not acquire any debt as part of the Acquisition.
(k) (Benefit) provision for corporate income taxes - Adjustment reflects the tax effects of the pro forma adjustments made to the pro forma statement of operations calculated at the combined federal and state statutory rate of 41%. This rate does not reflect Total Woman’s effective tax rate which includes other tax charges or benefits and does not take into account any historical or possible future tax events that may impact the combined company.